SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 11, 2009
ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 11, 2009, EnPro Industries, Inc. (the “Company”) entered into an Amendment to Supplemental Retirement and Death Benefits Agreement (each, an “Amendment”) with each of William Dries and Richard L. Magee, executive officers of the Company. Each Amendment amends the Supplemental Retirement and Death Benefits Agreement dated November 8, 2005 between the Company and such executive officer (each, an “Agreement”), pursuant to which the executive officer was scheduled to receive payments of certain supplemental retirement benefits commencing in 2007 and continuing annually thereafter until retirement. Each Amendment terminates the annual benefit payments under the Agreement after the annual payment for the period ending December 31, 2009 and provides that benefit payments shall instead be determined and paid upon the executive officer’s termination of employment. Each Amendment also provides that after payment in 2010 of the tax gross-up amount with respect to the annual benefit payment for the period ending December 31, 2009, the Company shall no longer make tax gross-up payments under the Agreement.
     The Amendments are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

Item 9.01	Exhibits.
Exhibit 10.1	—	Amendment to Supplemental Retirement and Death Benefits Agreement dated as of December 11, 2009 between EnPro Industries, Inc. and William Dries
Exhibit 10.2	—	Amendment to Supplemental Retirement and Death Benefits Agreement dated as of December 11, 2009 between EnPro Industries, Inc. and Richard L. Magee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: December 15, 2009

ENPRO INDUSTRIES, INC.
By:	/s/ Robert P. McKinney
Robert P. McKinney
Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Amendment to Supplemental Retirement and Death Benefits Agreement dated as of December 11, 2009 between EnPro Industries, Inc. and William Dries

10.2	Amendment to Supplemental Retirement and Death Benefits Agreement dated as of December 11, 2009 between EnPro Industries, Inc. and Richard L. Magee

4